UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 26, 2002
                                                          --------------


                           Constellation Brands, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)


                                    001-08495
                                    ---------
                            (Commission File Number)

         Delaware                                                16-0716709
         --------                                                ----------
     (State or other                                        (IRS Employer
      jurisdiction of                                        Identification No.)
      incorporation)


             300 WillowBrook Office Park, Fairport, New York   14450
             -------------------------------------------------------
            (Address of principal executive offices)       (Zip Code)


                                 (585) 218-3600
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS                                        .

Constellation Brands, Inc. released  the following information on June 26, 2002:
                                        .
     CONSTELLATION'S FIRST QUARTER EARNINGS PER SHARE INCREASE 21 PERCENT ON 9
                            PERCENT NET SALES GROWTH

FAIRPORT, NEW YORK, June 26, 2002 - Constellation Brands, Inc. (NYSE: STZ and STZ.B) today reported net income of $37 million for the first quarter ended May 31, 2002, an increase of 33 percent on a comparable basis (excluding amortization of goodwill and indefinite lived intangible assets for both periods) over net income for the first quarter ended May 31, 2001. Diluted earnings per share for the quarter were $0.40 compared to $0.33 for the same period a year ago, an increase of 21 percent on a comparable basis. Diluted earnings per share for the prior year first quarter before adoption of SFAS 142 were $0.28.

     Richard Sands, Constellation Chairman, Chief Executive Officer and President, said, "As investors have confidently come to expect from us, we delivered excellent results. We achieved 9% sales growth and a strong 21% earnings per share increase this quarter, demonstrating how we leverage top line performance into bottom line results." Sands added, "In an uncertain economic and investment environment, we take pride in producing at the highest level within a stable industry."

ADOPTION OF SFAS 142 AND EITF NO. 01-09
     The financial information in this press release reflects the adoption of Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets." In order to help investors better evaluate year over year performance, the Company has included financial information on a "comparable" basis, as if the adoption of SFAS 142 had occurred in the prior year. Unless otherwise noted, discussions in this release were prepared on a comparable basis.
     Also, beginning March 1, 2002, the Company adopted Emerging Issues Task Force ("EITF") Issue No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of a Vendor's Products." As a result, the Company has reclassified certain promotional expenditures paid to distributors, retailers or consumers as a reduction of revenue and non-cash consideration as an increase to cost of product sold. The Company previously reported these expenses as selling, general and administrative expenses. Prior-period financial information has been reclassified to comply with this guidance. This reclassification does not affect operating income or net income. Additional historical financial information, adjusted to show effect of EITF 01-09, can be found on the Company's web site: www.cbrands.com.

CONSOLIDATED RESULTS
     Net sales reached $649 million for the three months ended May 31, 2002 ("First Quarter 2003"), a nine percent increase over the three months ended May 31, 2001 ("First Quarter 2002"). Net sales growth was driven primarily by increases in imported beer, the U.K. wholesale business and Ravenswood, which was acquired in July 2001. Excluding Ravenswood, net sales for First Quarter 2003 grew seven percent, in-line with the Company's internal growth targets.
     Gross profit for First Quarter 2003 was $175 million compared to $153 million in the prior year period. The improvement in gross profit was primarily related to increased imported beer sales, though partially offset by higher average imported beer costs; as well as sales of Ravenswood and a favorable mix of spirit sales towards higher margin products, particularly tequila.
     Selling, general and administrative expenses were $89 million for First Quarter 2003 versus $76 million for First Quarter 2002. The increase was due primarily to higher advertising costs for the imported beer portfolio and higher personnel costs to support the Company's growth. First Quarter 2003 selling, general and administrative expenses, as a percent of net sales, were 13.8 percent, compared to 12.8 percent for the same period a year ago. The increase resulted from higher average advertising and promotional costs and higher general operating expenses.
     Operating income increased $10 million to reach $86 million for First Quarter 2003, an increase of 13 percent.
     Equity income from Pacific Wine Partners, an equally owned joint venture with BRL Hardy, which commenced operations August 2001, was $3 million for First Quarter 2003. Led by Australian import Banrock Station and Blackstone from California, Pacific Wine Partners' shipments improved 57 percent versus the prior year, which was before Pacific Wine Partner's formation.
     Net interest expense for First Quarter 2003 declined $3 million to $27 million as a result of lower average borrowing rates and lower average debt levels.
     As a result of the above factors, net income and diluted earnings per share for First Quarter 2003 were $37 million and $0.40, compared to net income and diluted earnings per share of $28 million and $0.33, respectively, reported for First Quarter 2002.

IMPORTED BEER AND SPIRITS RESULTS
     Imported beer and spirits net sales for First Quarter 2003 were $270 million, an increase of 12 percent versus First Quarter 2002. The increase resulted from 14 percent growth in imported beer sales and five percent growth in spirits. Imported beer growth resulted from both volume gains and a price increase on the Company's Mexican brands, which took effect March 1, 2002. Spirits net sales growth resulted primarily from a favorable mix towards higher priced products, particularly tequila.
     Operating income grew to $54 million in First Quarter 2003, an increase of 18 percent versus the comparable quarter last year. The growth in operating income was primarily the result of increased beer sales and a favorable mix of higher margin spirit products partially offset by increased advertising spending, particularly on imported beer, and general operating expenses.

POPULAR AND PREMIUM WINE RESULTS
     Net sales were $163 million for popular and premium wine for First Quarter 2003, a decline of two percent over First Quarter 2002. Branded sales increased slightly but were more than offset by declines in nonbranded sales, particularly concentrate and bulk wine sales.
     Operating income was down slightly as increased profits from branded sales were more than offset by lower profits from nonbranded sales.

U.K. BRANDS AND WHOLESALE RESULTS
     Net sales for First Quarter 2003 increased to $187 million, an increase of 11 percent compared to net sales reported for First Quarter 2002. Wholesale sales improved 15 percent as the business continues to gain market share by adding new accounts and increasing average delivery sizes. Branded sales grew three percent on strong table wine sales and ready-to-drink brands, K Ice and fcuk SPIRIT, partially offset by declines in cider sales.
     Operating income for First Quarter 2003 was relatively flat at $10 million as increased profit from the wholesale business was offset by increased investment behind several key wine and ready-to-drink brands and lower cider sales.

FINE WINE RESULTS
     Fine wine net sales for First Quarter 2003 increased 40 percent to reach $35 million. The increase was due to the addition of Ravenswood. Excluding Ravenswood, fine wine sales declined eight percent on lower volume following on the heels of a robust Fourth Quarter 2002 (+32 percent). Fine wine depletions, shipments from distributors to retailers, excluding Ravenswood continued to grow in the mid teens for the quarter.
     As a result of the higher net sales, operating income increased 44 percent, reaching $12 million.

OUTLOOK
     The following statements are management's current expectations for the Company's three months ending August 31, 2002 ("Second Quarter 2003"), and fiscal year ending February 28, 2003 ("Fiscal 2003"). These statements are made as of the date of this press release and are forward-looking. Actual results may differ materially from these expectations due to a number of risks and uncertainties.

- Diluted earnings per share for Second Quarter 2003 are expected to be within a range of $0.52 to $0.54 versus diluted earnings per share on a comparable basis of $0.46 for Second Quarter 2002.

- Diluted earnings per share for Fiscal 2003 are expected to be within a range of $2.00 to $2.04 versus diluted earnings per share before an extraordinary item on a comparable basis of $1.79 for Fiscal 2002.

     All share and per share amounts in this press release, including within the financial information, reflects the two-for-one stock split of both the Company's Class A and Class B common stock, which was distributed in the form of a stock dividend on May 13, 2002.

STATUS OF BUSINESS OUTLOOK
     During the quarter, Constellation may reiterate the estimates set forth above under the heading Outlook (collectively, the "Outlook"). Prior to the start of the Quiet Period (described below), the public can continue to rely on the Outlook as still being Constellation's current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.
     Beginning August 17, 2002, Constellation will observe a "Quiet Period" during which the Outlook no longer constitutes the Company's current expectations. During the Quiet Period, the Outlook should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the Company. During the Quiet Period, Constellation's representatives will not comment concerning the Outlook or Constellation's financial results or expectations. The Quiet Period will extend until the day when Constellation's next quarterly Earnings Release is published, presently scheduled for Thursday, September 26, 2002.

FORWARD-LOOKING  STATEMENTS
     The statements made under the heading Outlook, as well as all other statements set forth in this press release which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. The Company's forward-looking statements are based on management's current expectations and unless otherwise noted do not take into account the impact of any future acquisition, merger or any other business combination, divestiture or financing that may be completed after the date of this release. Any projections of future results of operations, and in particular, (i) the Company's estimated diluted earnings per share for Second Quarter 2003, and (ii) the Company's estimated diluted earnings per share for Fiscal 2003, should not be construed in any manner as a guarantee that such results will in fact occur. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the Company contained in this press release are also subject to the following risks and uncertainties: the Company achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of our competitors; raw material supply, production or shipment difficulties could adversely affect our ability to supply our customers;
increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for our products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in federal and state excise taxes on beverage alcohol products; changes in foreign exchange rates. For additional information about risks and uncertainties that could adversely affect the Company's forward-looking statements, please refer to the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2002.

ABOUT CONSTELLATION
     Constellation Brands, Inc. is a leader in the production and marketing of beverage alcohol brands in North America and the United Kingdom and is a leading independent drinks wholesaler in the United Kingdom. As the second largest supplier of wine, the second largest importer of beer and the third largest supplier  of  distilled  spirits,  Constellation  is  the  largest single-source supplier of these products in the United States. In the United Kingdom, Constellation is a leading marketer of wine and the second largest producer and marketer of cider. With its broad product portfolio, Constellation believes it is distinctly positioned to satisfy an array of consumer preferences across all beverage alcohol categories. Leading brands in Constellation's portfolio include: Franciscan Oakville Estate, Simi, Estancia, Ravenswood, Corona Extra, Modelo Especial, St. Pauli Girl, Almaden, Arbor Mist, Talus, Vendange, Alice
White, Black Velvet, Fleischmann's, Schenley, Ten High, Stowells of Chelsea, Blackthorn and K.

                            CONFERENCE CALL DETAILS
     A conference call to discuss the quarterly results will be hosted by Richard Sands, Chairman and CEO, and Tom Summer, Executive Vice President and CFO, on Thursday, June 27, 2002, at 11:00 a.m. (Eastern). The conference call can be accessed by dialing 412-858-4600. A live listen-only web cast of the conference call is available on the Internet at Constellation's web site: www.cbrands.com under "Investor Information." If you are unable to participate in the conference call, there will be a replay available on Constellation's web site or by dialing (877) 344-7529 or (412) 858-1440 from approximately 1:30 p.m. (Eastern) on Thursday, June 27, 2002, through 12:00 a.m. (Eastern) on Friday, July 12, 2002.

Digital Playback Instructions - Courtesy of ChorusCall
------------------------------------------------------

1.     Dial 877-DIG-PLAY (877-344-7529 / toll-free) or 412-858-1440.

2.     Enter '749' when prompted for your account number followed by the # sign.

3.     Please press '1' to play a recorded conference.

4. Please enter '286386' when prompted to enter the conference number followed by the # sign.

5. Please clearly state your name and company name when prompted to do so followed by any key.

6.     Please press '1' to begin the conference playback.


--------------------------------------------------------------------------------
               CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOLLOW

                  CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                               May 31, 2002    February 28, 2002
                                               ------------    -----------------
ASSETS
------
CURRENT ASSETS:
  Cash and cash investments                    $      6,564       $      8,961
  Accounts receivable, net                          420,853            383,922
  Inventories, net                                  767,722            777,586
  Prepaid expenses and other current assets          64,905             60,779
                                               ------------       ------------
    Total current assets                          1,260,044          1,231,248
PROPERTY, PLANT AND EQUIPMENT, net                  580,211            578,764
GOODWILL                                            707,050            668,083
OTHER INTANGIBLE ASSETS, net                        379,996            425,987
OTHER ASSETS                                        169,133            165,303
                                               ------------       ------------
  Total assets                                 $  3,096,434       $  3,069,385
                                               ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Notes payable                                $     32,335       $     54,775
  Current maturities of long-term debt               84,053             81,609
  Accounts payable                                  140,803            153,433
  Accrued excise taxes                               46,129             60,238
  Other accrued expenses and liabilities            295,577            245,155
                                               ------------       ------------
    Total current liabilities                       598,897            595,210
LONG-TERM DEBT, less current maturities           1,279,183          1,293,183
DEFERRED INCOME TAXES                               146,804            163,146
OTHER LIABILITIES                                    62,459             62,110
STOCKHOLDERS' EQUITY                              1,009,091            955,736
                                               ------------       ------------
  Total liabilities and stockholders' equity   $  3,096,434       $  3,069,385
                                               ============       ============

                                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
                                    (in thousands, except per share data)

                                                                                               Comparable (b)
                                                                                         --------------------------
                                           Three Months     Three Months                 Three Months
                                              Ended              Ended       Percent        Ended           Percent
                                           May 31, 2002     May 31, 2001     Change      May 31, 2001       Change
                                           ------------     ------------     -------     ------------       -------
Gross sales                                $    859,011     $    788,880         9%      $    788,880            9%
Excise taxes                                   (210,070)        (193,664)        8%          (193,664)           8%
                                           ------------     ------------                 ------------
Net sales                                       648,941          595,216         9%           595,216            9%
Cost of product sold                           (473,667)        (442,541)        7%          (442,541)           7%
                                           ------------     ------------                 ------------
    Gross profit                                175,274          152,675        15%           152,675           15%
Selling, general and administrative
  expenses                                      (89,309)         (82,752)        8%           (76,398)          17%
                                           ------------     ------------                 ------------
    Operating income                             85,965           69,923        23%            76,277           13%
Equity in earnings of joint venture               2,739             -           n/a              -              n/a
Interest expense, net                           (27,141)         (30,185)      -10%           (30,185)         -10%
                                           ------------     ------------                 ------------
    Income before income taxes                   61,563           39,738        55%            46,092           34%
Provision for income taxes                      (24,194)         (15,895)       52%           (17,976)          35%
                                           ------------     ------------                 ------------
    Net income                             $     37,369     $     23,843        57%      $     28,116           33%
                                           ============     ============                 ============

Earnings per common share:
    Basic                                  $       0.42     $       0.29        45%      $       0.34           24%
    Diluted                                $       0.40     $       0.28        43%      $       0.33           21%
Weighted average common shares
  outstanding:
    Basic                                        88,845           82,508         8%            82,508            8%
    Diluted                                      92,353           85,051         9%            85,051            9%

Segment Information:
Net sales:
    Imported Beer and Spirits
      Imported beer                        $    198,440     $    173,462        14%      $    173,462           14%
      Spirits                                    72,013           68,271         5%            68,271            5%
                                           ------------     ------------                 ------------
        Net sales                          $    270,453     $    241,733        12%      $    241,733           12%
    Popular and Premium Wine
      Branded                              $    149,602     $    148,819         1%      $    148,819            1%
      Other                                      13,873           17,238       -20%            17,238          -20%
                                           ------------     ------------                 ------------
        Net sales                          $    163,475     $    166,057        -2%      $    166,057           -2%
    U.K. Brands and Wholesale
      Branded                              $     54,662     $     53,206         3%      $     53,206            3%
      Wholesale                                 132,134          115,006        15%           115,006           15%
                                           ------------     ------------                 ------------
          Net sales                        $    186,796     $    168,212        11%      $    168,212           11%
    Fine Wine                              $     34,756     $     24,852        40%      $     24,852           40%
    Intersegment eliminations              $     (6,539)    $     (5,638)       16%      $     (5,638)          16%
                                           ------------     ------------                 ------------
Consolidated net sales                     $    648,941     $    595,216         9%      $    595,216            9%
                                           ============     ============                 ============

Operating income:
    Imported Beer and Spirits              $     54,421     $     44,051        24%      $     46,068           18%
    Popular and Premium Wine                     16,869           15,395        10%            17,178           -2%
    U.K. Brands and Wholesale                    10,263            8,853        16%            10,338           -1%
    Fine Wine                                    11,706            7,048        66%             8,117           44%
    Corporate Operations                         (7,294)          (5,424)       34%            (5,424)          34%
                                           ------------     ------------                 ------------
Consolidated operating income              $     85,965     $     69,923        23%      $     76,277           13%
                                           ============     ============                 ============

(a) Reflects the adoption of EITF Issue No. 01-09. Prior-period has been reclassified to comply with this guidance.

(b) Adjusted to exclude amortization of goodwill and indefinite lived intangible assets under SFAS No. 142.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 26, 2002                      CONSTELLATION BRANDS, INC.



                                           By: /s/ Thomas S. Summer
                                               --------------------------------
                                               Thomas S. Summer, Executive Vice
                                               President and Chief Financial
                                               Officer

                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

     Not Applicable.

(24) POWER OF ATTORNEY

     Not Applicable.

(99) ADDITIONAL EXHIBITS

     None